                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-91500


               PROSPECTUS SUPPLEMENT NO. 1 DATED JANUARY 27, 2003
                      TO PROSPECTUS DATED JANUARY 14, 2003

                              DT INDUSTRIES, INC.

                                  COMMON STOCK


        This prospectus supplement supersedes similar information contained in that certain prospectus of DT Industries, Inc., dated January 14, 2003. The prospectus covers 15,760,658 shares of our common stock, including the associated preferred stock purchase rights, of which 2,500,000 shares are issuable upon the conversion of preferred securities of our wholly-owned subsidiary trust by certain of the selling stockholders identified in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

        The table of selling stockholders contained in the prospectus under the caption Selling Stockholders is modified by amending the stock holdings of Citigroup, Inc. as follows:


                       NUMBER OF
                        SHARES           NUMBER OF
                     BENEFICIALLY         SHARES
                    OWNED PRIOR TO        OFFERED        BENEFICIAL OWNERSHIP
       NAME            OFFERING            HEREBY           AFTER OFFERING
      -----         --------------    ----------------    --------------------
                                                          NUMBER OF
                                                           SHARES     PERCENT
                                                          ---------   -------
Citigroup, Inc....   2,503,045(3)       2,503,045(1)          0          0


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this prospectus supplement is January 27, 2003.